Exhibit 99.3

News Release

FMC Technologies Inc
Executive Offices
1803 Gears Road
Houston TX 77067
Phone 281 591 4343
Fax 281 591 4134

For Release: Immediate

Media	Bruce Bullock (281) 591-4429 Tommy Lyles (281) 591-4419

Investors	Maryann Seaman (312) 861-6414

FMC Technologies CFO to Address Goldman Sachs Global Energy Conference 2006

HOUSTON, January 4, 2006 – FMC Technologies, Inc. (NYSE: FTI) announced today that William H. Schumann, III, Senior Vice President and Chief Financial Officer, will present at the following event:

Analyst Conference: Goldman Sachs Global Energy Conference 2006 New York, Wednesday, January 18, at 3:30 PM EST.

Presentation: Live webcast and presentation slides available at the time of the presentation on the FMC Technologies web site, www.fmctechnologies.com - investor relations section.

FMC Technologies, Inc. (www.fmctechnologies.com) is a global leader providing mission-critical technology solutions for the energy, food processing and air transportation industries. FMC Technologies designs, manufactures and services technologically sophisticated systems and products for its customers through its Energy Systems (comprising Energy Production Systems and Energy Processing Systems), FoodTech and Airport Systems businesses. FMC Technologies employs approximately 9,000 people and operates 31 manufacturing facilities in 16 countries.

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